Exhibit 99.1
JOINT FILING AGREEMENT
This Joint Filing Agreement, dated as of November 20, 2017, is by and among Abrams Capital Partners II L.P., Abrams Capital LLC, Abrams Capital Management LLC, Abrams Capital Management L.P. and David Abrams (collectively, the “Filers”). Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G/A and/or 13D with respect to shares of Common Stock, $0.001 par value per share, of Keryx Biopharmaceuticals, Inc. that may be beneficially owned by them from time to time. Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G/A and/or 13D (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule. This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice (or such lesser period of notice as the Filers may mutually agree) to the other party. Executed and delivered as of the date first above written.

Date: November 20, 2017

ABRAMS CAPITAL PARTNERS II, L.P.

By: Abrams Capital, LLC,
its General Partner

By: /s/ David Abrams
David Abrams, Managing Member
ABRAMS CAPITAL, LLC

By: /s/ David Abrams
David Abrams, Managing Member

ABRAMS CAPITAL MANAGEMENT, LLC

By: /s/ David Abrams
David Abrams, Managing Member

ABRAMS CAPITAL MANAGEMENT, L.P.

By: Abrams Capital Management, LLC,
its General Partner

By: /s/ David Abrams
David Abrams, Managing Member

DAVID ABRAMS

By: /s/ David Abrams
David Abrams, individually